UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2023

Tradeweb Markets Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38860	83-2456358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Avenue of the Americas
New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 430-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001	TW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 21, 2023 (the “Closing Date”), Tradeweb Markets LLC (the “Company”), a wholly owned subsidiary of Tradeweb Markets Inc., entered into a credit agreement (the “Credit Agreement”), by and among the Company, as borrower, the lenders from time to time party thereto, Citibank, N.A., as administrative agent, issuing bank and swing line lender, and Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners. The Credit Agreement replaces the Terminated Credit Agreement described in Item 1.02 below.

The Credit Agreement provides for a revolving credit facility in an aggregate principal amount of $500.0 million (the “Revolving Credit Facility”). The Revolving Credit Facility provides borrowing capacity to be used to fund ongoing working capital needs, letters of credit and for general corporate purposes, including potential future acquisitions and expansions. Subject to the satisfaction of certain conditions, the Company will be able to increase the Revolving Credit Facility by $250.0 million with the consent of the lenders participating in the increase. Borrowings under the Revolving Credit Facility may be, at the option of the Company, in US Dollars, Euros or Sterling. The Credit Agreement also provides for the issuance of up to $5.0 million of letters of credit as well as borrowings on same-day notice, referred to as swingline loans, in an amount of up to $50.0 million. On the Closing Date, the $0.5 million letters of credit outstanding under the Terminated Credit Agreement were rolled over under the Credit Agreement and thereafter will be governed by the terms and conditions of the Credit Agreement. The Revolving Credit Facility will mature on November 21, 2028.

Under the terms of the Credit Agreement, borrowings under the Revolving Credit Facility bear interest at a rate equal to, at the option of the Company, either (a) a base rate equal to the greatest of (i) the administrative agent’s “prime rate”, (ii) the federal funds effective rate plus 1⁄2 of 1.00%, and (iii) one month Term SOFR plus 1.00% plus a credit adjustment spread of 0.10%, in each case plus a margin based on the Company’s consolidated net leverage ratio ranging from 0.250% to 0.750%, or (b) a rate equal to (i) in the case of borrowings in US Dollars, Term SOFR plus a credit adjustment spread of 0.10%, subject to a 0.00% floor, (ii) in the case of borrowings in Sterling, SONIA, subject to a 0.00% floor, and (iii) in the case of borrowings in Euros, EURIBOR, subject to a 0.00% floor, in each case plus a margin based on the Company’s consolidated net leverage ratio ranging from 1.250% to 1.750%. The Credit Agreement requires that the Company pay (i) a commitment fee of 0.25% for available but unborrowed amounts and (ii) customary letter of credit fees and agency fees.

The Company has the option to voluntarily repay outstanding loans at any time without premium or penalty other than customary “breakage” costs with respect to Term SOFR, SONIA and EURIBOR loans. There will be no scheduled amortization under the Revolving Credit Facility. The principal amount outstanding will be due and payable in full at maturity.

On the Closing Date, the obligations under the Revolving Credit Facility are not guaranteed by any of the Company’s subsidiaries. The Revolving Credit Facility is unsecured.

The Credit Agreement contains a number of negative covenants that, among other things and subject to certain exceptions, restrict (i) the ability of the subsidiaries of the Company to incur additional indebtedness and guarantee indebtedness, and (ii) the ability of the Company and its subsidiaries to create or incur liens. The Credit Agreement contains a financial covenant requiring compliance with a (i) maximum total net leverage ratio tested as of the last day of each fiscal quarter not to exceed 3.5 to 1.0 (increasing to 4.0 to 1.0 for the four-quarter period following a material acquisition and the fiscal quarter in which such material acquisition is consummated) and (ii) minimum cash interest coverage ratio tested as of the last day of each fiscal quarter not less than 3.0 to 1.0. The Credit Agreement also contains certain affirmative covenants and events of default customary for facilities of this type, including relating to a change of control. If an event of default occurs, the lenders under the Revolving Credit Facility will be entitled to take various actions, including the acceleration of amounts due under the Revolving Credit Facility.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

On the Closing Date, concurrently and in connection with entry into the Credit Agreement, the Company terminated the existing credit agreement, dated as of April 8, 2019 (the “Terminated Credit Agreement”), by and among the Company, as borrower, the lenders from time to time party thereto, Citibank, N.A., as administrative agent, collateral agent, issuing bank and swing line lender, Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc. and Goldman Sachs Bank USA, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., as syndication agent, and Morgan Stanley Senior Funding, Inc. and Goldman Sachs Bank USA, as documentation agents. The Terminated Credit Agreement permitted borrowings of up to $500.0 million by the Company and provided for the issuance of up to $5.0 million of letters of credit as well as borrowings on same-day notice, referred to as swingline loans, in an amount of up to $30.0 million. The Terminated Credit Agreement was scheduled to mature on April 8, 2024. There were no outstanding borrowings under the Terminated Credit Agreement at the time of termination, and no penalties were due or owing, and no penalties were required to be paid as a result of the termination.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit Number	Exhibit Description

10.1	Credit Agreement, dated as of November 21, 2023, by and among Tradeweb Markets LLC, the lenders party thereto, Citibank, N.A., as administrative agent, issuing bank and swing line lender, and Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRADEWEB MARKETS INC.

Date: November 21, 2023	By:	/s/ Douglas Friedman
	Name:	Douglas Friedman
	Title:	General Counsel